                                                                   Exhibit 10.27
                       CONFIDENTIAL TREATMENT REQUESTED

                                                       TERMINATION AGREEMENT

           [LOGO OF INTERPLAY ENTERTAINMENT CORP. (TM) APPEARS HERE]


     This TERMINATION AGREEMENT (this "Agreement") is entered into effective as of February 10, 1999 (the "Effective Date") by and among INTERPLAY ENTERTAINMENT
            --
CORP., a Delaware corporation whose principal place of business is at 16815 Von Karman Avenue, Irvine, California 92606 (hereinafter "Interplay"), VIRGIN INTERACTIVE ENTERTAINMENT LIMITED, a corporation formed under the laws of England and Wales whose principal place of business is at 2 Kensington Square, London, England, W8 5 RB (hereinafter "Virgin"), VIE ACQUISITION GROUP, LLC, a Delaware limited liability company ("VIE Acquisition Group") and VIE ACQUISITION HOLDINGS, LLC, a Delaware limited liability company ("Holdings") with respect to the following recitals:

                                    RECITALS
                                    --------

     A. VIE Acquisition Group, of which Holdings is the only member, has acquired all of the capital stock and the underlying business of Virgin pursuant to that certain Sale and Purchase Agreement dated November 6, 1998 by and between Viacom International Inc. and Spelling Entertainment Group Inc., on the one hand, and VIE Acquisition Group, on the other hand (the "Viacom Transaction").

     B. Contemporaneously herewith, Interplay and Holdings are entering into an Operating Agreement (the "Operating Agreement") with respect to the operation of VIE Acquisition Group, Interplay and Virgin are entering into an International Distribution Agreement (the "Distribution Agreement") of even date herewith with respect to the distribution by Virgin of certain of Interplay's products in Europe and certain other territories and a Product Publishing Agreement (the "Publishing Agreement") of even date herewith with respect to the publishing by Interplay of certain of Virgin's products in North America and certain other territories.

     C. Interplay, Virgin and Holdings desires to enter into this Agreement to set forth their rights with respect to the termination of their relationship upon the occurrence of certain events.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  CHANGE IN CONTROL.
         -----------------

         (a)  Interplay Right to Withdraw.  Notwithstanding anything to the
              ---------------------------
contrary in the Operating Agreement, the Distribution Agreement or the Publishing Agreement, in the event of a

Change in Control (as defined below) of Interplay, Interplay shall have the right to withdraw as a Member from VIE Acquisition Group under the terms and conditions set forth in this Section 1 by written notice to VIE Acquisition Group (the "Change of Control Termination Notice"). Within ten (10) business days of receipt of the Change of Control Termination Notice by VIE Acquisition Group, VIE Acquisition Group shall deliver to Interplay by its good faith estimate of the Supplemental Fee (the "Supplemental Fee Estimate"). Interplay shall thereafter have ten (10) business days to revoke its Change of Control Termination Notice by delivery of written notice to VIE Acquisition Group. If no such revocation is made by Interplay, the parties shall proceed to determine the actual Supplemental Fee in accordance with this Section 1. In the event the actual Supplemental Fee exceeds the Supplemental Fee Estimate by more than [*], Interplay shall have the right to revoke the Change of Control Termination Notice by delivery of written notice to VIE Acquisition Group within ten (10) business days of its receipt of the notice of the actual Supplemental Fee. In the event Interplay delivers a Change in Control Termination Notice to VIE Acquisition Group, Interplay shall automatically be deemed to have surrendered its rights to vote and participate in the management of VIE Acquisition Group effective upon delivery of the Change of Control Termination Notice and shall transfer to Holdings its Membership Interest (as defined in the Operating Agreement) for the sum of [*] effective as of the close of business on the last day Interplay may deliver notice of revocation of the Change in Control Termination Notice (a "Revocation Notice") pursuant to this Section unless prior to such time a Revocation Notice is properly delivered to VIE Acquisition Group, in which event all of Interplay's rights as a Member of VIE Acquisition Group shall be reinstated.

         (b)  Buy-Out Fee.  Interplay shall pay to Holdings the amount of [*]
              -----------
Dollars (US$[*]) as the buy-out fee (the "Buy-Out Fee") for exercising the right to withdraw from VIE Acquisition Group granted to Interplay pursuant to Section 1(a) of this Agreement.

         (c)  Supplemental Fee.  In addition to the Buy-Out Fee in paragraph (b)
              ----------------
above, for exercising the right to withdraw from VIE Acquisition Group granted to Interplay pursuant to Section 1(a) of this Agreement Interplay shall pay to VIE Acquisition Group an additional amount (the "Supplemental Fee") equal to Interplay's Gross Profit Contribution Percentage (as defined below) of the Shut Down Costs (as defined below) of Virgin, determined in accordance with subparagraph (h)(F) below.

         (d)  Interplay Right to Terminate Distribution Agreement.  In the event
              ---------------------------------------------------
Interplay elects to exercise its rights under this Section 1 and withdraws as a Member from VIE Acquisition Group pursuant to Section 1(a) above, Interplay shall have the right by delivery of notice of termination of the Distribution Agreement together with the Change of Control Termination Notice to terminate the Distribution Agreement without liability to Virgin, such termination to be effective upon that date which is [*] days following delivery to Virgin of the Change of Control Termination Notice (the "Change of Control Termination Date"), unless prior to the close of business on the last day Interplay may deliver a Revocation Notice Interplay properly delivers a Revocation Notice to Virgin, in which event all of the parties' rights and obligations under the Distribution Agreement shall be reinstated.

         (e)  Virgin Right to Terminate Publishing Agreement.  In the event
              ----------------------------------------------
Interplay elects to terminate the Distribution Agreement pursuant to this
Section 1, Virgin shall have the right to terminate the Publishing Agreement without liability to Interplay, such termination to be effective upon the Change in Control Termination Date, unless prior to the close of business on the last day Interplay

*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

may deliver a Revocation Notice Interplay properly delivers a Revocation Notice to Virgin, in which event all of the parties' rights and obligations under the Publishing Agreement shall be reinstated.

         (f)  Adjustments. Interplay shall have the right to continue to supply
              -----------
its back catalogue products for distribution by Virgin and in such case the fair market value to Virgin of the back catalogue rights provided to Virgin, as determined (in the same manner as Shut-Down Costs) by the accounting firm selected under paragraph (h)(F) below, shall be applied dollar for dollar as a credit towards payment of the Supplemental Fee, and up to $[*] of any remaining credits shall be applied dollar for dollar as a credit towards payment of the Buy-Out Fee.

         (g)  Payment of Fees.  The Buy-Out Fee and the Supplemental Fee shall
              ---------------
be paid to Virgin on the Change of Control Termination Date. Interplay or its successor may, at their option, pay the Buy-Out Fee and/or the Supplemental Fee in cash or Marketable Securities (as defined in the Operating Agreement) or any combination thereof.

         (h)  Definitions.  For purposes of this Agreement the following terms
              -----------
shall be defined as:

                  (A) "Aggregate Gross Profit Contribution" shall mean the sum of (i) the Interplay Gross Profit Contribution, plus (ii) the aggregate net distribution fee earned by Virgin on all other third party products distributed by Virgin, plus (iii) the gross profit (i.e., sales less cost of goods, less development costs attributable to such sales) of products published by Virgin, plus (iv) royalties earned by Virgin other than under the Publishing Agreement, in each case for the LTM Period.

                  (B) "Change in Control" shall have the meaning ascribed to such term in the Operating Agreement.

                  (C) Interplay's "Gross Profit Contribution Percentage" shall mean the percentage calculated by dividing the Interplay Gross Profit Contribution by the Aggregate Gross Profit Contribution of Virgin.

                  (D) "Interplay Gross Profit Contribution" shall mean [*] of the Net Sales attributable to Interplay Products for the LTM Period.

                  (E) "LTM Period" shall have the meaning ascribed to such term in Section 1.9 of the Operating Agreement.

                  (F) "Shut Down Costs" shall mean the amount by which the fair market value of the liabilities of Virgin exceeds the fair market value of the assets (including intangible assets) of Virgin measured as of the date of the Change of Control Termination Notice and assuming the operations of Virgin were to be shut down as of such date with all liabilities discharged in full and all assets liquidated, as determined in accordance with generally accepted accounting principles by an independent "Big Five" accounting firm that has not represented either party in the preceding five (5) years, selected by mutual agreement of the parties. If the parties are unable to agree on such accounting firm within thirty (30) days following delivery by Interplay of the Change of Control Termination Notice, each Interplay and VIE Acquisition Group shall each designate any Big Five accounting firm of

*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

their choosing to determine the Shut Down Costs. Within forty-five (45) days after appointment, such accounting firm or firms as are appointed shall determine its initial view as to the Shut Down Costs and, if more than one accounting firm is appointed, consult with one another with respect thereto. Within 75 days after the date of delivery of the Change of Control Notice, the accounting firm, or, if more than one accounting firm is appointed, each accounting firm, shall have determined its final view as to the Shut Down Costs. If more than one accounting firm is appointed: (a) If the difference between the higher of the respective final views of the two accounting firms (the "Higher Shut Down Costs") and the lower of the respective final views of the two accounting firms (the "Lower Shut Down Costs") is less than 10% of the Higher Shut Down Costs, the Shut Down Costs determined shall be the average of those two views, or (b) otherwise, the two accounting firms shall jointly designate a third accounting firm (the "Mutually Designated Firm") to determine the final Shut Down Costs, and within 15 days of such designation, the Mutually Designated Firm shall determine its final view as to the Shut Down Costs (the "Mutual Shut Down Costs") and the final determination of the Shut Down Costs shall be the average of (i) the Mutual Shut Down Costs and (ii) the Higher Shut Down Costs or the Lower Shut Down Costs, whichever is closer to the Mutual Shut Down Costs. Virgin shall provide reasonable access to each of the designated accounting firms to members of management of Virgin and its Subsidiaries and to the books and records of Virgin and its Subsidiaries so as to allow such accounting firms to conduct due diligence examinations in scope and duration as are customary in valuations of this kind. Each of the parties and any permitted assignee (on its own behalf and on behalf of its respective Affiliates) agrees to cooperate with each of the accounting firms and to provide such information as may reasonably be requested. Costs of the determination of the accounting firms shall be borne equally by Interplay and VIE Acquisition Group.

         (i)  Liquidated Damages.  Each party acknowledges and agrees that (i)
              ------------------
the withdrawal from VIE Acquisition Group and the termination of the Distribution Agreement pursuant to this Section 1 by Interplay shall result in VIE Acquisition Group, Virgin and Holdings incurring certain costs and other damages in amounts that would be extremely difficult or impractical to ascertain, and (ii) the provisions and payments described in this Section 1 bear a reasonable relationship to the damages and losses which Virgin, Interplay and Holdings estimate may be suffered by Virgin and Holdings. Accordingly, the provisions and payments described in this Section 1 shall constitute liquidated damages and shall be the sole and exclusive remedy of Virgin, VIE Acquisition Group, Holdings or any member or shareholder thereof arising out of any withdrawal from VIE Acquisition Group and termination of the Distribution Agreement pursuant to this Section 1.

         (j)  Inventory Sell-Off Right.  In the event of termination of the
              ------------------------
Distribution Agreement pursuant to Section 1(d) above by Interplay, the [*] inventory sell-off right under Section 13(e) of the Distribution Agreement shall not apply.

         (k)  Defined Terms.  All capitalized terms and phrases not defined in
              -------------
this Agreement shall have the meaning set forth in the Distribution Agreement.

   2.   TERMINATION FOR BREACH.  In addition to Interplay's rights under
        ----------------------
Section 1 above, in the event of the termination of the Operating Agreement by Interplay due to any uncured breach thereof by VIE Acquisition Group, Interplay may elect, in its sole discretion to terminate the Distribution Agreement effective immediately.

   3.   CONSEQUENTIAL DAMAGES EXCLUSION.
        -------------------------------

*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          NEITHER PARTY WILL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS OR WITH RESPECT TO THE INSTALLATION, USE, OPERATION OR SUPPORT OF THE PRODUCT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

   4.   NOTICES.
        -------

         Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally; (ii) by its being sent via facsimile (confirmed in writing); or (iii) five (5) days after delivery by courier requiring receipt upon delivery, or mail, return receipt requested, addressed as follows:


          TO INTERPLAY:               INTERPLAY ENTERTAINMENT CORP.
                                      16815 Von Karman Avenue
                                      Irvine, CA 92606
                                      Attn: Chief Executive Officer

          With a Copy To:             INTERPLAY PRODUCTIONS LIMITED
                                      Harleyford Manor, Harleyford
                                      Henley Road, Marlow
                                      Buckinghamshire SL7 2DX
                                      England
                                      Attn:  Peter A. Bilotta

          And To:                     K.C. Schaaf, Esq.
                                      STRADLING YOCCA CARLSON & RAUTH
                                      660 Newport Center Drive, Suite 1600
                                      Newport Beach, California  92660


          TO VIRGIN :                 VIRGIN INTERACTIVE ENTERTAINMENT LIMITED
                                      2 Kensington Square
                                      London, England  W8 5RB
                                      Attn:    Chief Executive Officer And
                                               Chief Financial Officer

          With a Copy To:             Murray Markiles, Esq.
                                      TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                                      2049 Century Park East, 24th Floor
                                      Los Angeles, CA  90067-3010

          IF TO VIE
          ACQUISITION GROUP
          OR HOLDINGS:                VIE Acquisition Group, LLC
                                      6355 Topanga Canyon Blvd.
                                      Suite 120
                                      Woodland Hills, CA 91367
                                      Attention:  Mark Dyne


          With a Copy To:             Murray Markiles, Esq.
                                      TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                                      2049 Century Park East, 24th Floor
                                      Los Angeles, CA  90067-3010

          or such other address as either party may designate by notice given as aforesaid.


     5.  GENERAL PROVISIONS.
         ------------------


         (a)  Assignment.  Neither this Agreement, nor the parties' rights and
              ----------
obligations hereunder, may be transferred, assigned or sublicensed to a third party, without the prior written consent of the other party; provided, however, that either party may transfer or assign its rights and/or obligations hereunder to any person acquiring such party by merger or acquiring all or substantially all of such party's assets, including substantially all of the Products (and where such party agrees in writing to assume the assignor's obligations under the Publishing Agreement and Distribution Agreement), without requiring the consent of the other party; and provided further, however, that Holdings and /or VIE Acquisition Group may transfer or assign its rights hereunder to Virgin.

         (b)  Entire Agreement.  This Agreement and the exhibits hereto
              ----------------
constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings (whether written or oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

         (c)  Governing Law; Arbitration.  This Agreement is governed by
              --------------------------
California law, without regard to its choice of law rules. The parties expressly waive the application of the United Nations Convention on Contracts for the International Sale of Goods to the terms of this Agreement. Any controversy or dispute arising out of or in connection with this Agreement (including the interpretation of any of the provisions hereof), other than requests for immediate equitable relief (each, a "Disputed Matter"), shall be settled by arbitration in accordance with the provisions of Attachment 17.20 to the Operating Agreement, the provisions of which are incorporated herein by this reference, except that references to the "Agreement" therein shall be deemed to be references to this Agreement for purposes hereof.

         (d)  Waiver.  The failure of either party to exercise or enforce any of
              ------
its rights under this Agreement will not act as a waiver, or continuing waiver, of such rights.

         (e)  Independent Contractor.  Each party shall be and remain an
              ----------------------
independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, except as expressly provided herein, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.

         (f)  Force Majeure.  Neither party shall be responsible for any failure
              -------------
to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, breakdown of machinery, shortages of materials, inability to obtain labor, strikes or fuel crises, provided that such party gives prompt written notice thereof to the other. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty (60) days.

         (g)  Counterparts.  This Agreement may be signed by telecopy and in
              ------------
counterparts, each of which counterpart shall be deemed an original and all of which counterparts when taken together, shall constitute but one and the same instrument.

         (h)  Severability.  If any provision of this Agreement is, becomes, or
              ------------
is deemed invalid or unenforceable in any jurisdiction, such provision will be enforced to the maximum extent permissible in such jurisdiction so as to effect the intent of the parties, and the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

         (i)  Language:  Order of Precedence.  This Agreement has been written
              ------------------------------
in the English language, and it may be translated, for convenience, into other languages. However, in the case of error or disagreement, the executed English language version shall prevail. This Agreement amends the Distribution Agreement, the Publishing Agreement and the Operating Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Distribution Agreement, the Publishing Agreement or the Operating Agreement, or any other agreement entered into in connection herewith, the order of precedence shall be:


                    (A)  This Agreement;

                    (B)  The Distribution Agreement;

                    (C) The Publishing Agreement; and then

                    (D)  The Operating Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by respective duly authorized representatives as set forth below.



INTERPLAY:


INTERPLAY ENTERTAINMENT CORP.

By:      /s/ Brian Fargo
        ------------------
Name:        Brian Fargo
        ------------------
Title:       CEO
        ------------------

VIRGIN:

VIRGIN INTERACTIVE ENTERTAINMENT LIMITED

By:    /s/ Mark Dyne
       -------------------
Name:
       -------------------
       Authorized Agent
       -------------------

HOLDINGS:

VIE ACQUISITION HOLDINGS, LLC


By:    /s/ Mark Dyne
       -------------------
Name:
       -------------------
Title: Manager
       -------------------

VIE ACQUISITION GROUP:

VIE ACQUISITION GROUP, LLC


By:    /s/ Mark Dyne
       -----------------
Name:
       -----------------
Title: Manager
       ----------------